UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into Material Definitive Agreement.

On November 26, 2014, RadioShack Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Recapitalization and Investment Agreement, dated as of October 3, 2014 (the “Recapitalization Agreement”), between the Company and General Retail Holdings L.P. (“GRH”).

The Amendment (1) potentially reduces the number of shares of preferred stock of the Company (the “Preferred Stock”) otherwise issuable to GRH under the Recapitalization Agreement by up to 10% and (2) provides that GRH will have the right to designate four individuals to the Company’s board of directors in connection with completion of the rights offering described in the Company’s Current Report on Form 8-K filed on October 7, 2014 if the conditions to the rights offering are satisfied.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment to Recapitalization and Investment Agreement, dated as of November 26, 2014, between RadioShack Corporation and General Retail Holdings L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: November 26, 2014	/s/ Holly Felder Etlin
Holly Felder Etlin
Interim Chief Financial Officer
(principal financial officer)

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amendment to Recapitalization and Investment Agreement, dated as of November 26, 2014, between RadioShack Corporation and General Retail Holdings L.P.